UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

May 31, 2006
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 31, 2006, Novell, Inc. ("Novell") issued a press release to report Novell's financial results for the second fiscal quarter ended April 30, 2006. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

We disclosed non-GAAP adjusted financial information in the press release for the fiscal quarters and first six months ended April 30, 2006 and April 30, 2005. These non-GAAP disclosures include adjusted diluted net income available to common stockholders, adjusted diluted net income per common share and adjusted diluted weighted average shares. We believe these non-GAAP measures are useful in understanding the Company's results of operations and an analysis of the Company's trends because they eliminate expenses and gains that are unusual and/or not predictable or are not within our control. However, this information should not be used as a substitute for the GAAP information; it should be used in conjunction with the GAAP financial information.

We believe the presentation of non-GAAP adjusted financial information presents a useful performance measure because it enables investors to track and compare our on-going, ordinary operating performance from one reporting period to another and helps investors better understand management's view of our on-going, ordinary business. Novell's management also includes non-GAAP financial measures as a component of regular internal operating reports. Our management uses non-GAAP measures to allocate resources, determine commissions and bonuses, and evaluate performance. By making these same measures available in our external reporting, we are able to provide investors with the additional financial measures that management believes reflect its view of the on-going, ordinary business, thus improving investors' ability to assess the future prospects of Novell.

Adjusted diluted net income available to common stockholders is useful to investors in evaluating our results of operations because it provides a more consistent reflection of our on-going, ordinary operating performance. Most adjustments are for items that are unusual, infrequent, often material and difficult to predict. Non-GAAP financial measures exclude amounts that may recur but cannot be predicted. Also excluded are items that distort trends in our on-going, ordinary business. During the fiscal quarters and first six months ended April 30, 2006 and April 30, 2005, we made adjustments to diluted net income available to common stockholders for the following:

  Stock-based compensation expense - In the first fiscal quarter ended January 31, 2006, we adopted SFAS 123R, "Accounting for Stock-Based Compensation" (SFAS 123R). For comparative purposes, we treated the $7.7 million and $21.4 million in stock-based compensation expense in the second fiscal quarter and first six months ended April 30, 2006, as an adjustment in calculating adjusted diluted net income available to common stockholders to portray a more consistent reflection of our on-going operating performance. SFAS 123R was not applied retroactively and therefore its inclusion in the GAAP financial results distorts trends.
  Restructuring expenses - The restructuring expenses we incurred in the second fiscal quarter and first six months ended April 30, 2005 related to a decision to restructure our business to improve profitability, by focusing on Linux and identity-driven computing, and a decision to re-align our Celerant consulting business in response to changing market conditions. In the first and second fiscal quarters of 2006, we did not incur restructuring expenses; however, we did have a reversal of some prior restructuring expenses to adjust the liability based on changes in estimates. This reversal was not anticipated and is not expected to recur.
  Purchased in-process research and development - In the second fiscal quarters ended April 30, 2005 and 2006, we completed acquisitions. As part of the acquisitions, we acquired some in-process research and development that was expensed in the period of acquisition. Acquisitions occur infrequently and the related in-process research and development expenses distort trends; therefore, these costs were not considered part of our on-going, ordinary business.
  Gains on the sale of property, plant and equipment - These gains resulted from the sale of a facility in Lindon, Utah in the first six months ended April 30, 2005, and the sale of a corporate aviation asset in the second fiscal quarter ended April 30, 2006. We sell material corporate assets infrequently and are not in the business of selling material corporate assets; therefore these were not considered part of our on-going, ordinary business.
  Gain on litigation settlements - The legal settlements in the first six months ended April 30, 2005 and the second fiscal quarter ended April 30, 2006 were unusual, material, unexpected and not part of our on-going, ordinary business.
  Transaction costs related to Celerant divestiture - Subsequent to the second fiscal quarter ended April 30, 2006, but prior to the issuance of our earnings for the period, we sold Celerant Consulting, our majority-owned management consulting subsidiary. Transaction costs incurred in the quarter are not expected to recur since Celerant is now sold; thus this amount is not considered to be part of our on-going business.
  Impairment of long-term investments, net of gains - In prior years, we had a program in place to invest in small, start-up high tech companies. This program is no longer in place. Losses from impairments of long-term investments made when we had the investment program in place are not considered to be part of our on-going business.
  Adjustments to tax - These adjustments result from the adjustments made to GAAP net income (loss) related to the excluded items indicated above.
  Adjustments to convertible debt interest expense and the allocation of earnings to preferred stockholders - These adjustments result from the adjustments made to GAAP net income (loss) to arrive at non-GAAP net income and are required to be made based on the accounting rules for calculating diluted net income available to common stockholders and diluted net income per common share.

Adjusted diluted net income per common share is useful to investors in evaluating the overall net effect of the foregoing adjustments on a diluted per share basis.

Adjusted diluted weighted average shares is useful to investors in evaluating the changes to diluted weighted average shares required by changes between GAAP and non-GAAP net income.

Pro-forma Disclosure Excluding Celerant

Subsequent to the second fiscal quarter ended April 30, 2006, but prior to the issuance of our earnings for the period, we sold Celerant Consulting, our majority-owned management consulting subsidiary. In order to show investors what our historical statement of operations would have been without Celerant, we presented non-GAAP trended statements of operations that excluded Celerant for the periods from the second fiscal quarter ended April 30, 2005 through the second fiscal quarter ended April 30, 2006. This schedule, which is unique to this period, is on page 10 of 14 of our second fiscal quarter earnings release schedules.

In addition to Celerant, the non-GAAP trended statements of operations on page 10 of 14 reflect the non-GAAP adjusted financial information that we disclosed in the press releases for the applicable quarters to give investors the ability to better track and compare our on-going, ordinary operating performance from one reporting period to another and to help them better understand management's view of our on-going, ordinary business. These adjustments include the following:

  Stock-based compensation expense - We treated stock-based compensation expenses as an adjustment in calculating adjusted diluted net income available to common stockholders to portray a more consistent reflection of our on-going operating performance. SFAS 123R was not applied retroactively and therefore its inclusion in the GAAP financial results distorts trends.
  Restructuring expenses - Each restructuring initiative was unusual and unexpected as a result of changing economic and competitive challenges and resulting changes in our business model, and was specific to events that had not occurred before and were not expected to recur. Therefore, these costs were not considered part of our on-going, ordinary business.
  Purchased in-process research and development - These adjustments reflect acquisitions pursuant to which we acquired some in-process research and development that was expensed in the period of acquisition. Acquisitions occur infrequently and the related in-process research and development expenses distort trends; therefore, these costs were not considered part of our on-going, ordinary business.
  Gain on the sale of property, plant and equipment - These adjustments reflect the sale of material corporate assets. We sell material corporate assets infrequently and are not in the business of selling material corporate assets; therefore these were not considered part of our on-going, ordinary business.
  Gain on litigation settlement - These adjustments reflect legal settlements that were unusual, material, unexpected and not part of our on-going, ordinary business.
  Transaction costs related to Celerant divestiture - Subsequent to the second fiscal quarter ended April 30, 2006, but prior to the issuance of our earnings for the period, we sold Celerant Consulting, our majority-owned management consulting subsidiary. Transaction costs incurred in the quarter are not expected to recur since Celerant is now sold; thus this amount is not considered to be part of our on-going business.
  Impairment of intangible assets -Adjustments for the write down of intangible assets are not predictable, occur irregularly and are often material; thus this amount is not considered to be part of our on-going business.
  Impairment of long-term investments, net of gains - In prior years, we had a program in place to invest in small, start-up high tech companies. This program is no longer in place. Losses from impairments of long-term investments made when we had the investment program in place are not considered to be part of our on-going business.
  Adjustments to tax - These adjustments result from the adjustments made to GAAP net income (loss) related to the excluded items indicated above.
  Adjustments to convertible debt interest expense and the allocation of earnings to preferred stockholders - These adjustments result from the adjustments made to GAAP net income (loss) to arrive at non-GAAP net income and are required to be made based on the accounting rules for calculating diluted net income available to common stockholders and diluted net income per common share.

This additional information is useful to investors as it allows them to better understand our historical on-going, ordinary business without Celerant and without other expenses and gains that are unusual and/or not predictable or are not within our control.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description
99.1	Press Release dated May 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: May 31, 2006	By /s/ Joseph S. Tibbetts, Jr. Senior Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Press Release of Novell, Inc. dated May 31, 2006